Tyler Technologies Reports Earnings for Second Quarter 2018

Double-digit revenue growth fueled by subscription and software license revenue increases

PLANO, Texas – July 26, 2018 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Financial Highlights:

•	Total revenues were $236.1 million, up 13.1 percent from $208.8 million for the second quarter of 2017. Organic growth was 11.2 percent.

•
Recurring revenues from maintenance and subscriptions were $149.1 million, an increase of 15.3 percent compared to the second quarter of 2017, and comprised 63.2 percent of second quarter 2018 revenue.

•	Operating income was $37.1 million, down 0.4 percent from $37.3 million for the second quarter of 2017.

•	Net income was $39.2 million, or $0.97 per diluted share, up 23.3 percent compared to $31.8 million, or $0.81 per diluted share, for the second quarter of 2017.

•	Cash flows from operations were $22.6 million compared to $1.4 million for the second quarter of 2017.

•	Non-GAAP total revenues were $237.7 million, up 13.7 percent from $209.1 million for the second quarter of 2017. Non-GAAP organic growth was 11.8 percent.

•	Non-GAAP operating income was $62.1 million, up 12.3 percent from $55.3 million for the second quarter of 2017.

•	Non-GAAP net income was $47.6 million, or $1.18 per diluted share, up 33.7 percent compared to $35.6 million, or $0.91 per diluted share, for the second quarter of 2017.

•	Adjusted EBITDA was $67.6 million, up 13.4 percent compared to $59.6 million for the second quarter of 2017.

•	Total backlog was $1.2 billion, up 10.9 percent from $1.1 billion at June 30, 2017.

•	Subscription bookings in the second quarter added $6.6 million in new annual recurring revenue.

•	Tyler completed the acquisitions of Socrata, Inc. and Sage Data Security, LLC on April 30, 2018, and their results are included in Tyler's consolidated results from the date of acquisition.

•
Effective January 1, 2018, Tyler adopted the requirements of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), utilizing the full retrospective method of transition. Prior year amounts have been restated from previously reported amounts to reflect the impact of the full retrospective adoption of Topic 606.

“We delivered very strong results for the second quarter with respect to revenues, earnings and cash flows,” said Lynn Moore Jr., Tyler’s president and chief executive officer. “Total revenues grew more than 13 percent, with greater than 11 percent organic growth - our 27th consecutive quarter with double-digit revenue growth. Revenues from both subscriptions and software licenses were robust, growing 31 percent and 16 percent,

Tyler Technologies Reports Earnings
For Second Quarter 2018
July 26, 2018

respectively. Our non-GAAP operating margin declined 40 basis points due to the expected dilution from acquisitions, as well as our increased investment in research and development.

We faced a difficult comparison with last year's second quarter bookings, which included the $35 million courts contract with Cook County, Illinois. Bookings for the current quarter declined 8 percent compared to the record high in last year's second quarter, but grew sequentially 34 percent over the first quarter of 2018, led by strong signings for our public safety and ERP products. Our backlog at the end of the quarter was $1.2 billion, up 11 percent over last year.

We are pleased with the results of both Socrata and Sage during their first 60 days as a part of Tyler. The integrations of their operations and products into Tyler are well underway, and we remain excited about the opportunities for the future. With our strong second quarter results and positive outlook for the second half of the year, we have also increased our full-year earnings guidance,” said Moore.

Guidance for 2018

As of July 26, 2018, Tyler Technologies is providing the following guidance for the full year 2018:

•	GAAP total revenues are expected to be in the range of $934 million to $948 million.

•	Non-GAAP total revenues are expected to be in the range of $940 million to $954 million.

•	GAAP diluted earnings per share are expected to be in the range of $3.50 to $3.58 and may vary significantly due to the impact of stock option exercises on the GAAP effective tax rate.

•	Non-GAAP diluted earnings per share are expected to be in the range of $4.76 to $4.84.

•	Pretax non-cash, share-based compensation expense is expected to be approximately $54 million.

•	Research and development expense is expected to be in the range of $62 million to $64 million.

•	Fully diluted shares for the year are expected to be in the range of 40.0 million to 40.5 million shares.

•
GAAP earnings per share assumes an estimated annual effective tax rate of approximately 10 percent after discrete tax items and includes approximately $26 million of assumed discrete tax benefits related to share-based compensation.

•	The non-GAAP annual effective tax rate is expected to be 24 percent.

•
Capital expenditures are expected to be in the range of $23 million to $26 million, including approximately $2 million related to real estate. Total depreciation and amortization expense is expected to be approximately $62 million, including approximately $40 million from amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation
Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue and amortization of acquired leases of approximately $5 million. Non-GAAP diluted earnings per share is derived by adding back the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $54 million, and amortization of acquired software and intangible assets of approximately $40 million. Additionally, the non-GAAP tax rate of 24 percent is estimated periodically as described below under

Tyler Technologies Reports Earnings
For Second Quarter 2018
July 26, 2018

"Non-GAAP Financial Measures" and excludes approximately $26 million of estimated discrete tax benefits related to share-based compensation that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Friday, July 27, at 10:00 a.m. EDT to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/10121185. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on July 27.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through August 3, 2018. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10121185.

The live webcast and archived replay can also be accessed at http://investors.tylertech.com/presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector - cities, counties, schools and other government entities - to become more efficient, more accessible and more responsive to the needs of their constituents. Tyler's client base includes more than 15,000 local government offices in all 50 states, Canada, the Caribbean, Australia, and other international locations. In 2017, Forbes ranked Tyler on its "Most Innovative Growth Companies" list, and Fortune included Tyler on its "100 Fastest-Growing Companies" list. More information about Tyler Technologies, headquartered in Plano, Texas, can be found at tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-
GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired leases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, and expenses associated with amortization of intangibles arising from business combinations.

Tyler Technologies Reports Earnings
For Second Quarter 2018
July 26, 2018

Tyler currently uses a non-GAAP tax rate of 24 percent. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (2) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (3) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (4) material portions of our business require the Internet infrastructure to be adequately maintained; (5) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (6) general economic, political and market conditions; (7) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (8) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (9) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (10) costs of compliance and any failure to comply with government and stock exchange regulations. A detailed discussion of these factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
###
(Comparative results follow)

Tyler Technologies Reports Earnings
For Second Quarter 2018
July 26, 2018

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

18-xx

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
Revenues:
Software licenses and royalties	$22,400	$19,306	$45,176	$41,064
Subscriptions	53,009	40,517	102,037	80,379
Software services	50,674	45,860	96,613	88,356
Maintenance	96,076	88,811	189,973	175,118
Appraisal services	5,532	6,366	10,926	12,978
Hardware and other	8,369	7,903	12,509	10,597
Total revenues	236,060	208,763	457,234	408,492

Cost of revenues:
Software licenses and royalties	1,204	647	1,982	1,378
Acquired software	5,724	5,360	11,106	10,770
Software services, maintenance and subscriptions	109,487	96,172	215,572	189,712
Appraisal services	3,568	4,282	7,349	8,479
Hardware and other	6,801	6,799	9,144	8,115
Total cost of revenues	126,784	113,260	245,153	218,454

Gross profit	109,276	95,503	212,081	190,038

Selling, general and administrative expenses	52,262	43,000	99,866	85,780
Research and development expense	15,831	11,874	28,879	23,473
Amortization of customer and trade name intangibles	4,041	3,331	7,356	6,656
Operating income	37,142	37,298	75,980	74,129
Other income (expense), net	558	(101)	1,157	(291)
Income before income taxes	37,700	37,197	77,137	73,838
Income tax (benefit) provision	(1,461)	5,427	151	9,299
Net income	$39,161	$31,770	$76,986	$64,539

Earnings per common share:
Basic	$1.02	$0.86	$2.00	$1.74
Diluted	$0.97	$0.81	$1.91	$1.65

Weighted average common shares outstanding:
Basic	38,390	37,154	38,416	37,144
Diluted	40,224	39,201	40,250	39,211

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
Reconciliation of non-GAAP total revenues
GAAP total revenues	$236,060	$208,763	$457,234	$408,492
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,551	184	1,651	388
Add: Amortization of acquired leases	111	111	222	222
Non-GAAP total revenues	$237,722	$209,058	$459,107	$409,102

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$109,276	$95,503	$212,081	$190,038
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,551	184	1,651	388
Add: Amortization of acquired leases	111	111	222	222
Add: Share-based compensation expense included in cost of revenues	2,955	2,253	5,731	4,350
Add: Amortization of acquired software	5,724	5,360	11,106	10,770
Non-GAAP gross profit	$119,617	$103,411	$230,791	$205,768
GAAP gross margin	46.3%	45.7%	46.4%	46.5%
Non-GAAP gross margin	50.3%	49.5%	50.3%	50.3%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$37,142	$37,298	$75,980	$74,129
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	1,551	184	1,651	388
Add: Amortization of acquired leases	111	111	222	222
Add: Share-based compensation expense	12,933	8,901	23,490	17,577
Add: Employer portion of payroll tax related to employee stock transactions	604	128	924	511
Add: Amortization of acquired software	5,724	5,360	11,106	10,770
Add: Amortization of customer and trade name intangibles	4,041	3,331	7,356	6,656
Non-GAAP adjustments subtotal	$24,964	$18,015	$44,749	$36,124
Non-GAAP operating income	$62,106	$55,313	$120,729	$110,253
GAAP operating margin	15.7%	17.9%	16.6%	18.1%
Non-GAAP operating margin	26.1%	26.5%	26.3%	27.0%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$39,161	$31,770	$76,986	$64,539
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	24,964	18,015	44,749	36,124
Less: Tax impact related to non-GAAP adjustments	(16,500)	(14,173)	(29,101)	(29,737)
Non-GAAP net income	$47,625	$35,612	$92,634	$70,926
GAAP earnings per diluted share	$0.97	$0.81	$1.91	$1.65
Non-GAAP earnings per diluted share	$1.18	$0.91	$2.30	$1.81

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$2,955	$2,253	$5,731	$4,350
Selling, general and administrative expenses	9,978	6,648	17,759	13,227
Total share-based compensation expense	$12,933	$8,901	$23,490	$17,577

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$39,161	$31,770	$76,986	$64,539
Amortization of customer and trade name intangibles	4,041	3,331	7,356	6,656
Depreciation and other amortization included in
cost of revenues, SG&A and other expenses	11,209	9,804	22,006	19,446
Interest expense included in other expense, net	189	189	378	380
Income tax (benefit) provision	(1,461)	5,427	151	9,299
EBITDA	$53,139	$50,521	$106,877	$100,320
Write-downs of acquisition-related deferred revenue	1,551	184	1,651	388
Share-based compensation expense	12,933	8,901	23,490	17,577
Adjusted EBITDA	$67,623	$59,606	$132,018	$118,285

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	June 30, 2018	December 31, 2017
		As Adjusted
ASSETS

Current assets:
Cash and cash equivalents	$93,247	$185,926
Accounts receivable, net	299,253	246,188
Current investments and other assets	96,388	77,362
Income tax receivable	13,100	11,339
Total current assets	501,988	520,815

Accounts receivable, long-term portion	12,387	12,107
Property and equipment, net	154,464	152,315

Other assets:
Goodwill	740,146	657,987
Other intangibles, net	293,194	229,617
Non-current investments and other assets	57,580	38,510

Total assets	$1,759,759	$1,611,351

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$57,798	$72,849
Deferred revenue	316,084	298,613
Total current liabilities	373,882	371,462

Deferred revenue, long-term	785	1,274
Deferred income taxes	44,803	46,879
Shareholders' equity	1,340,289	1,191,736

Total liabilities and shareholders' equity	$1,759,759	$1,611,351

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
		As Adjusted		As Adjusted
Cash flows from operating activities:
Net income	$39,161	$31,770	$76,986	$64,539
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	15,537	13,135	29,649	26,102
Share-based compensation expense	12,933	8,901	23,490	17,577
Deferred income tax benefit	(2,538)	(4,977)	(5,196)	(8,847)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	(42,494)	(47,433)	(57,699)	(49,796)
Net cash provided by operating activities	22,599	1,396	67,230	49,575

Cash flows from investing activities:
Additions to property and equipment	(6,057)	(10,303)	(14,952)	(30,123)
Purchase of marketable security investments	(30,888)	(14,264)	(74,850)	(21,392)
Proceeds from marketable security investments	28,077	10,133	39,154	17,029
Cost of acquisitions. net of cash acquired	(157,152)	(5,855)	(157,152)	(5,855)
Increase in other	(929)	(52)	(186)	(68)
Net cash used by investing activities	(166,949)	(20,341)	(207,986)	(40,409)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	—	—	—	(10,000)
Purchase of treasury shares	—	—	—	(7,032)
Proceeds from exercise of stock options	25,019	8,509	44,317	23,360
Contributions from employee stock purchase plan	1,962	1,777	3,760	3,427
Net cash provided by financing activities	26,981	10,286	48,077	9,755

Net (decrease) increase in cash and cash equivalents	(117,369)	(8,659)	(92,679)	18,921
Cash and cash equivalents at beginning of period	210,616	63,731	185,926	36,151

Cash and cash equivalents at end of period	$93,247	$55,072	$93,247	$55,072